UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2025

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2025, Flexsteel Industries, Inc. (the “Company”) entered into a third amendment to its Credit Agreement ("Third Amendment to the Credit Agreement") with Wells Fargo Bank, NA. The amendment reduces the maximum revolving line of credit amount to $55 million and modifies certain definitions in the Credit Agreement which include dollar figures derived from the maximum revolver amount. The reduction in the maximum revolving line of credit amount was initiated by the Company to better align with current and projected borrowing availability under the terms of the Credit Agreement. As of June 3, 2025, there were no outstanding amounts under this revolving line of credit.

The Third Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amendment to the Credit Agreement dated June 3, 2025 between Flexsteel Industries, Inc. and Wells Fargo Bank, NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	June 5, 2025	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer